Exhibit 10.2
                                  June 30, 2003

Tegal Corporation
2201 South McDowell Blvd.
Petaluma, CA  94954

Gentlemen:

         Reference is made to (i) the Loan and Security Agreement, and the Loan and Security Agreement (Exim Program), both between you ("Borrower") and us ("Silicon"), and both dated as of June 26, 2002 (as amended, restated, supplemented, or otherwise modified from time to time, collectively the "Loan
Agreements"), and (ii) the Schedule to Loan and Security Agreement, and the Schedule to Loan and Security Agreement (Exim Program), both between Borrower and Silicon, and both dated as of June 26, 2002 (as amended, restated, supplemented or otherwise modified from time to time, collectively the "Loan Agreement Schedules"). This letter agreement (this "Agreement"), the Loan Agreements, the Loan Agreement Schedules, and all other written documents and agreements between us are referred to herein collectively as the "Loan Documents". Capitalized terms used, but not defined, in this Agreement shall have the meanings set forth in the Loan Agreements and the Loan Agreement Schedules.

         You have advised us that you desire to provide to Orin Hirschman ("Hirschman") a security interest in intellectual property "Collateral" (as that term is defined in the Subordination Agreement referenced below), and you have requested that (i) such security interest be considered a Permitted Lien under the Loan Agreements and (ii) Silicon enter into a Subordination Agreement (the "Subordination Agreement") with Hirschman pursuant to which Silicon subordinates its security interest in the Collateral in favor of Hirshman's security interest in the Collateral.

         Silicon hereby agrees that the security interest of Hirschman to which Silicon subordinates pursuant to the Subordination Agreement shall be considered a Permitted Lien, based upon your agreement that you shall not request, and Silicon shall have no obligation to provide, any Loan, Letter of Credit, FX Forward Contract, Cash Management Service or other credit accommodation under the Loan Documents (collectively, "Credit Accommodations") until 45 days following written notice from you of your desire to have Silicon provide Credit Accommodations, provided that at that time (i) Silicon has been provided evidence satisfactory to Silicon that the security interests in favor of Hirschman have been terminated, and (ii) the Subordination Agreement has been terminated pursuant to a written agreement reasonably acceptable to Silicon. Notwithstanding the foregoing, if a factoring arrangement is agreed to on terms acceptable to you and Silicon (in your discretion and Silicon's discretion), then such factoring shall be pursuant to such agreed upon terms and not subject to the 45-days notice requirement set forth herein.

         This Agreement, the Loan Agreements, the Loan Agreement Schedules, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, oral representations, oral agreements and oral understandings between the parties with respect to the subject hereof.

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Except as herein expressly  amended,  all of the respective terms and provisions of the Loan  Agreements,  the  Loan  Agreement  Schedules,  and all  other  Loan
Documents shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement is part of the Loan Agreements, and the terms of the Loan Agreements are incorporated herein by reference.

         If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement and return it to us.

                                                     Sincerely yours,

                                                     Silicon Valley Bank


                                                     By   /s/ Patrick O'Donnell
                                                     Title Vice President


Acknowledged and agreed:

Borrower:

Tegal Corporation


By   /s/ Thomas R. Mika         .
     President or Vice President

By   /s/ Kathy Petrini               .
     Secretary or Assistant Secretary